Exhibit 3.73
ARTICLES OF INCORPORATION
OF
TV ONE BROADCAST SALES CORPORATION
     The undersigned, being a citizen of the United States of America, desiring to form a private corporation in accordance with Chapter 271B, Kentucky Revised Statutes, does hereby certify:
     FIRST: The name of the corporation shall be TV One Broadcast Sales Corporation.
     SECOND: The duration of the corporation shall be perpetual.
     THIRD: The purpose for which the corporation is organized is to transact any or all lawful business for which private corporations may be incorporated under Chapter 271B of the Kentucky Revised Statutes.
     FOURTH: The corporation shall have the authority to issue One Thousand (1,000) shares of common stock; such shares shall be without par value, shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution.
     FIFTH: The corporation elects to have preemptive rights.

     SIXTH: The initial registered office of the corporation shall be 1871 Conway Hills Drive, Hebron, Kentucky 41048, and the initial registered agent of the corporation shall be Darlene M. Barnes at such address.
     SEVENTH: The principal office of the corporation shall be 1871 Conway Hills Drive, Hebron, Kentucky 41048.
     EIGHTH: The initial Board of Directors shall consist of one (1) member who is to serve as director until the first annual meeting of shareholders or until her successor is elected and qualified. The name and address of the director is as follows:
Darlene M. Barnes
1871 Conway Hills Drive
Hebron, Kentucky 41048
     NINTH: The name and address of the sole incorporator of this corporation is as follows:
John C. LaVelle
Deters, Benzinger & LaVelle, P.S.C.
2701 Turkeyfoot Road
Covington, Kentucky 41017
     IN WITNESS WHEREOF, the undersigned has hereby set his hand this 19th day of June, 1991.

/s/ John C. LaVelle
JOHN C. LAVELLE
INCORPORATOR
This instrument prepared by:

/s/ John C. LaVelle
JOHN C. LAVELLE
DETERS, BENZINGER & LAVELLE, P.S.C.
2701 Turkeyfoot Road
Covington, Kentucky 41017
(606) 341-1881
006/016